Exhibit 10.32.4

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exult Canada, Inc. 55 Bloor Street West Toronto, ON M4W 3N5 www.exult.net

May 26, 2004

Joan Mohammed

Vice-President, OMG

BMO Financial Group

55 Bloor Street West, 5th Floor

Toronto, ON M4W 3N5

Dear Ms. Mohammed,

This letter agreement (“Letter Agreement”) sets forth certain terms, conditions, rights and obligations between Exult Canada, Inc. (“Exult”) and Bank of Montreal (“BMO”) with regard to (1) a certain Master Services Agreement between Exult and Hewitt Associates (“Hewitt”) dated June 9, 2003 (the “Exult-Hewitt Agreement”) for the provision of certain benefit plan administration services on behalf of BMO (attached as Exhibit A) and (2) a certain Services Facilitation Agreement between BMO and Hewitt dated June 9, 2003 (the “BMO-Hewitt Agreement”) defining certain obligations and rights related to the Exult-Hewitt Agreement, amongst other items (attached as Exhibit B).

BMO and Exult (collectively, the “Parties”) hereby agree to the following in consideration of the fees that BMO pays to Exult under the MSA (as defined below) and other good and valuable consideration that the parties both acknowledge:

1.	All terms, conditions, rights and obligations set forth herein shall apply in full force and effect from [***]* until such time as both the Exult-Hewitt Agreement and the BMO-Hewitt Agreement are terminated or expired pursuant to their terms.

2.	The Parties shall treat the [***]* under the certain Master Services Agreement between BMO and Exult dated April 23, 2003, as amended (“MSA”).

3.	To the extent that the Exult-Hewitt Agreement fails to contain terms required under the MSA or contains terms and conditions that fail to meet the standards set forth in the MSA, BMO hereby accepts such omissions and variations and hereby agrees to forego any remedies against Exult for such term omissions and variations. Exult expressly acknowledges and agrees that it has the obligation to enforce the existing terms and conditions in the Exult-Hewitt Agreement.

4.	Exult shall promptly pay to BMO any amounts paid by BMO to Hewitt as a [***]* as that term is defined in the BMO-Hewitt Agreement. The MSA shall not limit the types of payments or amounts that Exult shall be required to pay to BMO under this section.

Please countersign this Letter Agreement indicating BMO’s acceptance of all terms and conditions herein and return a copy to Mike Salvino.

Sincerely,

Mike Salvino

President, Americas Region

Exult, Inc.

Accepted and agreed on behalf of BMO:

Signed:

Name (printed):	Joan Mohammed

Title:	Vice President
Operational Management & Governance

Date:	May 26, 2004